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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        At our annual meeting on March 31, 2014, our members, as set forth in our bylaws, nominated and elected by acclamation the following persons to our board of directors: M. Anthony Ham as a director for member group 3; Danny L. Nichols as a director for member group 2; Bobby C. Smith, Jr. as an at-large director; and James I. White as a director for member group 1. Each director was elected to a term that will expire in March 2017.

        Separately, on March 31, 2014, Randall Pugh retired as President and Chief Executive Officer of Jackson Electric Membership Corporation, one of our members, and became ineligible to continue to serve on our board of directors. His former position as a director for member group 5 is now vacant. We expect that our board will appoint a director at its May 2014 meeting who will serve until our members elect a new member director for group 5 at our 2015 annual meeting.

        One outside director position remains vacant, and there are no current plans to fill this position.

        For additional information regarding our board of directors and election procedures, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE" in our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 27, 2014.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: April 1, 2014	By:	/s/ MICHAEL L. SMITH Michael L. Smith President and Chief Executive Officer

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  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE